                                                                    EXHIBIT 23.9

                CONSENT OF GILBERT LAUSTSEN JUNG ASSOCIATES LTD.


We consent to incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation, the reference to our appraisal report relating to Canadian reserves for Devon Energy Corporation as of December 31, 2001, which appears in the December 31, 2002 Annual Report on Form 10-K of Devon Energy Corporation.



                                        GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

                                        By:   /s/ DANA B. LAUSTSEN
                                              ---------------------------------
                                              Dana B. Laustsen, P.Eng.
                                              Executive Vice-President

April 30, 2003
CALGARY, ALBERTA